                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER


                                     between


                             National-Oilwell, Inc.


                                       and


                            Varco International, Inc.


                                 August 11, 2004

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE I. THE MERGER.............................................................................................1

         Section 1.01      The Merger.............................................................................1
         Section 1.02      Effective Time of the Merger...........................................................1
         Section 1.03      Closing  1
         Section 1.04      Effects of the Merger..................................................................2
         Section 1.05      Certificate of Incorporation; and Bylaws...............................................2

ARTICLE II. conversion of securities..............................................................................2

         Section 2.01      Conversion of Capital Stock............................................................2
         Section 2.02      Exchange of Certificates...............................................................3
         Section 2.03      Associated Rights......................................................................5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................6

         Section 3.01      Organization of the Company............................................................6
         Section 3.02      Company Capital Structure..............................................................6
         Section 3.03      Authority; No Conflict; Required Filings and Consents..................................7
         Section 3.04      SEC Filings; Financial Statements......................................................8
         Section 3.05      No Undisclosed Liabilities.............................................................9
         Section 3.06      Absence of Certain Changes or Events...................................................9
         Section 3.07      Taxes..................................................................................9
         Section 3.08      Properties............................................................................11
         Section 3.09      Intellectual Property.................................................................11
         Section 3.10      Agreements, Contracts and Commitments.................................................11
         Section 3.11      Litigation............................................................................12
         Section 3.12      Environmental Matters.................................................................12
         Section 3.13      Employee Benefit Plans................................................................13
         Section 3.14      Compliance With Laws..................................................................14
         Section 3.15      Tax Matters...........................................................................14
         Section 3.16      Registration Statement; Proxy Statement/Prospectus....................................14
         Section 3.17      Labor Matters.........................................................................15
         Section 3.18      Insurance.............................................................................15
         Section 3.19      No Existing Discussions...............................................................15
         Section 3.20      Opinion of Financial Advisor..........................................................15
         Section 3.21      Anti-Takeover Laws....................................................................15
         Section 3.22      Company Rights Plan...................................................................16
         Section 3.23      Sarbanes-Oxley Act....................................................................16
         Section 3.24      Brokers or Finders....................................................................16

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT.............................................................16

         Section 4.01      Organization of Parent................................................................17
         Section 4.02      Parent Capital Structure..............................................................17
         Section 4.03      Authority; No Conflict; Required Filings and Consents.................................18

                                       i
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
         Section 4.04      SEC Filings; Financial Statements.....................................................19
         Section 4.05      No Undisclosed Liabilities............................................................19
         Section 4.06      Absence of Certain Changes or Events..................................................19
         Section 4.07      Taxes.................................................................................20
         Section 4.08      Properties............................................................................21
         Section 4.09      Intellectual Property.................................................................21
         Section 4.10      Agreements, Contracts and Commitments.................................................22
         Section 4.11      Litigation............................................................................22
         Section 4.12      Environmental Matters.................................................................23
         Section 4.13      Employee Benefit Plans................................................................23
         Section 4.14      Compliance With Laws..................................................................24
         Section 4.15      Tax Matters...........................................................................24
         Section 4.16      Registration Statement; Proxy Statement/Prospectus....................................24
         Section 4.17      Labor Matters.........................................................................25
         Section 4.18      Insurance.............................................................................25
         Section 4.19      No Existing Discussions...............................................................25
         Section 4.20      Opinion of Financial Advisor..........................................................25
         Section 4.21      Anti-Takeover Laws....................................................................25
         Section 4.22      Rights Plan...........................................................................26
         Section 4.23      Sarbanes-Oxley Act....................................................................26
         Section 4.24      Brokers or Finders....................................................................26

ARTICLE V. CONDUCT OF BUSINESS...................................................................................26

         Section 5.01      Covenants of the Company..............................................................26
         Section 5.02      Covenants of Parent...................................................................29
         Section 5.03      Cooperation...........................................................................31

ARTICLE VI. ADDITIONAL AGREEMENTS................................................................................31

         Section 6.01      No Solicitation.......................................................................31
         Section 6.02      Proxy Statement/Prospectus; Registration Statement....................................34
         Section 6.03      Access to Information.................................................................34
         Section 6.04      Stockholders Meetings.................................................................35
         Section 6.05      Appropriate Actions; Consents; Filings................................................35
         Section 6.06      Public Disclosure.....................................................................37
         Section 6.07      Rule 145..............................................................................37
         Section 6.08      Section 16 Matters....................................................................37
         Section 6.09      NYSE Listing..........................................................................38
         Section 6.10      Stock Plans...........................................................................38
         Section 6.11      Indemnification.......................................................................40
         Section 6.12      Letter of the Company's Accountants...................................................41
         Section 6.13      Letter of Parent's Accountants........................................................41
         Section 6.14      Governance Matters....................................................................41
         Section 6.15      State Takeover Statutes...............................................................42
         Section 6.16      Tax-Free Reorganization Treatment.....................................................42

ARTICLE VII. CONDITIONS TO MERGER................................................................................42

         Section 7.01      Conditions to Each Party's Obligation To Effect the Merger............................42

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
         Section 7.02      Additional Conditions to Obligations of the Company...................................43
         Section 7.03      Additional Conditions to Obligations of Parent........................................44

ARTICLE VIII. TERMINATION AND AMENDMENT..........................................................................45

         Section 8.01      Termination...........................................................................45
         Section 8.02      Effect of Termination.................................................................46
         Section 8.03      Fees and Expenses.....................................................................47
         Section 8.04      Amendment.............................................................................49
         Section 8.05      Extension; Waiver.....................................................................49

ARTICLE IX. MISCELLANEOUS........................................................................................49

         Section 9.01      Nonsurvival of Representations, Warranties and Agreements.............................49
         Section 9.02      Notices...............................................................................49
         Section 9.03      Definitions...........................................................................50
         Section 9.04      Interpretation........................................................................54
         Section 9.05      Counterparts..........................................................................55
         Section 9.06      Entire Agreement; No Third Party Beneficiaries........................................55
         Section 9.07      Governing Law.........................................................................55
         Section 9.08      Assignment............................................................................55
         Section 9.09      Enforcement; Waiver of Jury Trial.....................................................55


Schedule 1 - List of Corporate Executive Officers


Exhibit A........................     Certificate of Merger
Exhibit B........................     Form of Affiliate Agreement
Exhibit C........................     Parent Tax Matters Certificate
Exhibit D........................     Company Tax Matters Certificate

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of August 11, 2004, by and between National-Oilwell, Inc., a Delaware corporation ("Parent"), and Varco International, Inc., a Delaware corporation (the "Company").

         WHEREAS, the respective Boards of Directors of Parent and the Company have approved the merger of the Company into Parent on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") not owned by Parent or the Company shall be converted into shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") as set forth in this Agreement;

         WHEREAS, in order to effectuate the foregoing, the Company, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), will merge with and into Parent, with Parent surviving the merger (the "Merger"); and

         WHEREAS, for Federal income tax purposes, the Company and Parent intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I.
                                   THE MERGER

         Section 1.01 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, the Company shall merge with and into Parent, the separate corporate existence of the Company shall cease and Parent shall continue as the surviving corporation. Parent, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

         Section 1.02 Effective Time of the Merger. As early as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") substantially in the form as set forth in Exhibit A to be executed and, as applicable, acknowledged in accordance with, the provisions of Section 251 of the DGCL. At or prior to consummation of the Merger, the parties shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at 4:00 p.m., Houston time, on the date of the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, or at such other time as the parties may agree and specify in such filings in accordance with applicable Law (the time the Merger becomes effective being the "Effective Time").

         Section 1.03 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Houston time, on a date to be specified by the Company and Parent, which shall be no later than the second Business Day after satisfaction of the latest to occur of the conditions set forth in Sections 7.01, 7.02(a) and 7.02(b) (other than the delivery of the officers' certificate referred to therein) and 7.03(a) and 7.03(b) (other than the delivery of the officers' certificate referred to therein) (provided that the other closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing) (the "Closing Date"), at the corporate offices of the Company at the address indicated in Section 9.02 unless another date, place or time is agreed to in writing by the Company and Parent.

         Section 1.04 Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided by applicable Law, including the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Parent will vest in the Surviving Corporation, and all of the debts, Liabilities and duties of the Company and Parent will become the debts, Liabilities and duties of the Surviving Corporation.

         Section 1.05 Certificate of Incorporation; and Bylaws. Effective at the Effective Time, and subject to the terms and conditions of this Agreement the Parent Amended and Restated Certificate of Incorporation shall, without any further action of Parent or its stockholders, be amended to (i) change the name of Parent to "National Oilwell Varco, Inc." and (ii) increase the number of authorized shares of Parent Common Stock to Five Hundred and Ten Million and One (510,000,001) shares, and Parent shall file the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with applicable provisions of the DGCL. At the Effective time, the Parent Amended and Restated Certificate of Incorporation, as contemplated by this Section 1.05, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. The by-laws of Parent, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                                   ARTICLE II.
                            CONVERSION OF SECURITIES

         Section 2.01 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or Parent:

                  (a) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent or any Subsidiary of Parent shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

                  (b) Exchange Ratio for Company Common Stock. Subject to
Section 2.02, each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(a)) shall be converted into 0.8363 of a share (the "Exchange Ratio") of Parent Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
Section 2.02,
without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, or any Company Rights are exercised, then the Exchange Ratio contemplated shall be correspondingly adjusted to provide to Parent and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

         Section 2.02 Exchange of Certificates. The procedures for exchanging certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock for certificates representing shares of Parent Common Stock pursuant to the Merger are as follows:

                  (a) Exchange Agent. At the Effective Time, Parent shall make available to a bank or trust company designated by Parent and the Company (the "Exchange Agent"), in trust for the benefit of the holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, certificates representing the shares of Parent Common Stock and an estimated amount of cash in lieu of fractional shares (such certificates representing shares of Parent Common Stock, together with any dividends or distributions with respect thereto, and cash in lieu of fractional shares being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.01 upon conversion of outstanding shares of Company Common Stock. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be the property of, and be paid to, Parent.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into shares of Parent Common Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company and Parent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock (plus cash in lieu of fractional shares, if any, of Parent Common Stock as provided below). Upon surrender of a Certificate to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the holder's shares of Company Common Stock were converted pursuant to Section 2.01(b) and a check representing cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.02(e), and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock determined in accordance with Section 2.01(b) and a check representing cash in lieu of fractional shares which the holder is entitled to receive pursuant to Section 2.02(e) may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender, a certificate representing shares of Parent Common Stock into which the holders of shares of Company Common Stock were converted pursuant to Section 2.01(b) and a check representing cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.02(e).

                  (c) Treatment of Unexchanged Shares. No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the certificates representing shares of Parent Common Stock represented thereby that the holder would be entitled to upon surrender of such Certificate and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below, until the holder of such Certificate shall surrender such Certificate in accordance with this Section 2.02. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock. For purposes of determining quorums at meetings of stockholders of Parent and the stockholders of Parent entitled to notice of, and to vote at, meetings of stockholders, holders of unsurrendered Certificates shall be considered record holders of the shares of Parent Common Stock represented thereby.

                  (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof and any cash paid pursuant to subsection (c) or (e) of this Section 2.02 shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock represented thereby. Notwithstanding the foregoing, the Surviving Corporation is obligated to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on shares of Company Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2.02.

                  (e) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued in the Merger or upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the average of the last reported sales prices of Parent Common Stock, as reported on the New York Stock Exchange ("NYSE"), on each of the ten trading days immediately preceding the date of the Effective Time.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates who have not previously complied with this Section 2.02 shall thereafter look only to Parent for the certificates representing shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which such holders are entitled pursuant to Sections 2.01 and 2.02. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for five years after the Effective Time (or such earlier date immediately prior to such time as the Exchange Fund would otherwise escheat or become the property of any public official or government) shall, to the extent permitted by Law, become the property of the Surviving Corporation free and clear of any claims or interest of any holders of Certificates previously entitled thereto.

                  (g) No Liability. None of Parent, the Exchange Agent or any party hereto shall be liable to any former holder of shares of Company Common Stock for any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  (h) Withholding Rights. Each of the Exchange Agent and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Exchange Agent or Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Exchange Agent or Parent.

                  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it on account of the alleged loss, theft or destruction of such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the certificate representing the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on the certificate deliverable in respect thereof pursuant to this Agreement.

         Section 2.03 Associated Rights. References in this Agreement to Company Common Stock shall include, unless the context requires otherwise, the associated Preferred Share Purchase Rights ("Company Rights") issued pursuant to the Rights Agreement, dated as of November 29, 2000, as amended (the "Rights Agreement"), between the Company and ChaseMellon Shareholders Services, L.L.C., a New Jersey limited liability company, as Rights Agent.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure letter delivered by the Company to Parent on or before the date of this Agreement (the "Company Disclosure Letter"). The Company Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

         Section 3.01 Organization of the Company. Each of the Company and its Subsidiaries is a corporation or unincorporated entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate or entity power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or organization in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Company SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by the Company or its Subsidiaries and comprising less than five percent (5%) of the outstanding stock of such company.

         Section 3.02 Company Capital Structure.

                  (a) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock"), of which 2,000,000 shares have been designated as "Series A Participating Preferred Stock". As of August 9, 2004, (i) 97,283,455 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Preferred Stock were issued and outstanding, and (iii) 3,071,380 shares of Company Common Stock and no shares of Company Preferred Stock were held in the treasury of the Company or by Subsidiaries of the Company. The Company Disclosure Letter shows the number of shares of Company Common Stock reserved for future issuance pursuant to warrants, stock options and other stock awards, and restricted stock awards granted and outstanding as of August 9, 2004 under the 2003 Equity Participation Plan, the Amended and Restated Stock Option Plan for Key Employees of Tuboscope Vetco International Corporation, the Stock Option Plan for Non-Employee Directors, the 1990 Stock Option Plan and the 1994 Directors' Stock Option Plan, in each case, as amended (collectively, the "Company Stock Plans"). Except for the issuance of shares of Company Common Stock in connection with Company Stock Plans (including the exercise of warrants, stock options or other stock awards thereunder), or pursuant to the Varco International, Inc. Employee Stock Purchase Plan (the "Company Stock Purchase Plan"), or except as set forth in the Company Disclosure Letter, no change in such capitalization has occurred between August 9, 2004 and the date of this Agreement. All shares of Company Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of obligations of Subsidiaries entered into in the ordinary course of business. The Company has not repurchased any outstanding shares of Company Common Stock since July 3, 2004. All of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by the Company or another Subsidiary of the Company free and clear of all Liens, agreements or limitations on the Company's voting rights.

                  (b) As of the date hereof, except as set forth in this Section
3.02 or as reserved for future grants of securities under the Company Stock Plans and Company Stock Purchase Plan, and except for Company Rights issued and issuable pursuant to the Rights Agreement and 2,000,000 shares of Series A Participating Preferred Stock of the Company reserved for issuance upon the exercise of Company Rights, there are no equity securities of any class of the Company or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. As of the date hereof, except as set forth in this Section 3.02, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of the Company, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of the Company.

         Section 3.03 Authority; No Conflict; Required Filings and Consents.

                  (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of this Agreement and the Merger by the Company's stockholders under the DGCL. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). On or prior to the date hereof, the Board of Directors of the Company has unanimously adopted resolutions that have (i) approved and declared advisable this Agreement and the Merger, (ii) directed that this Agreement and the Merger be submitted to the Company's stockholders for adoption at a meeting of such stockholders and (iii) recommended that the stockholders of the Company adopt this Agreement and the Merger (with respect to subclause (iii), the "Company Recommendation"), and such resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way. The Company stockholder vote required for the adoption of this Agreement and the Merger shall be a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Company Stockholder Approval").

                  (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or by-laws of the Company, (ii) except as set forth in the Company Disclosure Letter, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation, give rise to any obligation to make an offer to purchase any debt instrument or give rise to any loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, Law or ordinance applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws and the Laws of any foreign country and the European Union, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect.

         Section 3.04 SEC Filings; Financial Statements.

                  (a) The Company has filed and made available to Parent all forms, reports and documents required to be filed by the Company with the SEC since January 1, 2001 other than registration statements on Form S-8 (collectively, the "Company SEC Reports"). Company SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in Company SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of the Company as of December 31, 2003 is referred to herein as the "Company Balance Sheet." For each period covered by the Company SEC Reports, the books and records of the Company and its Subsidiaries have been, and are being, maintained, in all material respects, in accordance with generally accepted accounting principles, consistently applied, and all other legal and accounting requirements.

         Section 3.05 No Undisclosed Liabilities. Except as disclosed in Company SEC Reports filed prior to the date hereof, and except for normal or recurring Liabilities incurred since December 31, 2003 in the ordinary course of business consistent with past practices, the Company and its Subsidiaries do not have any Liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect.

         Section 3.06 Absence of Certain Changes or Events. Except as disclosed in Company SEC Reports filed prior to the date hereof, since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice. Since the date of the Company Balance Sheet, there has not been (i) any material adverse change in the financial condition, results of operations, business or properties of the Company and its Subsidiaries, taken as a whole, or any development or combination of developments of which the management of the Company is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the Company or any of its Subsidiaries having a Company Material Adverse Effect;
(iii) except as disclosed in Company SEC Reports filed prior to the date hereof, any material change by the Company in its accounting methods, principles or practices to which Parent has not previously consented in writing; (iv) except as disclosed in Company SEC Reports filed prior to the date hereof, any revaluation by the Company of any of its assets having a Company Material Adverse Effect; or (v) except as disclosed in Company SEC Reports filed prior to the date hereof, any material elections with respect to Taxes by the Company or any Subsidiary of the Company or settlement or compromise by the Company or any Subsidiary of the Company of any material Tax Liability or refund.

         Section 3.07 Taxes.

                  (a) The Company and each of its Subsidiaries have timely filed with the appropriate Tax authorities all Tax Returns required to be filed by them (taking into account extensions), except for any such returns which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. All such Tax Returns are complete and correct in all respects, except for any such omissions or errors which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

                  (b) The Company and each of its Subsidiaries have paid (or the Company has paid on its Subsidiaries' behalf) all Taxes shown as due on all Tax Returns described in Section 3.07(a) herein or otherwise due by the Company and each of its Subsidiaries, except to the extent that such taxes otherwise due are not reasonable likely, individually or in the aggregate, to have a Company Material Adverse Effect. The Company's most recent consolidated financial statements reflect an adequate reserve for all Taxes (excluding any reserve for deferred Taxes established to reflect differences between book and Tax income) payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, except to the extent that any such Taxes are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

                  (c) Neither the Internal Revenue Service (the "IRS") nor any other Tax authority has asserted any claim for Taxes, or to the knowledge of the executive officers of the Company, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. No deficiencies for any Taxes (other than those which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect) have been proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and, except as disclosed in the Company Disclosure Letter, none of the Company or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (d) The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected.

                  (e) There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries (other than Liens for current Taxes that are not yet due and payable or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in the Company's most recent consolidated financial statements), except for Liens which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

                  (f) Neither the Company nor any of its Subsidiaries has liability for the Taxes of any person other than the Company and its Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor,
(iii) by contract, or (iv) otherwise, except, in each case, where such liabilities are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

                  (g) Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing, Tax allocation or Tax indemnity agreement or similar arrangements, other than with respect to any such agreement or arrangement among the Company and any of its Subsidiaries.

                  (h) Neither the Company nor any of its Subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997, and neither the stock of the Company nor the stock of any of its Subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

         Section 3.08 Properties.

                  (a) The Company has provided to Parent a true and complete list of all real property leased by the Company or its Subsidiaries pursuant to material leases (collectively "Company Material Leases"). The Company is not in default under any such Company Material Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

                  (b) The Company has provided to Parent a true and complete list of all real property that the Company or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (a) the Company or the identified Subsidiary has good and clear record and marketable title to such property, free and clear of any security interest, easement, covenant or other restriction, except for security interests, easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (b) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

         Section 3.09 Intellectual Property. The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications, databases and tangible or intangible proprietary information or material (collectively, the "Company Intellectual Property") that are necessary to conduct the business of the Company as currently conducted, subject to such exceptions that would not be reasonably likely to have a Company Material Adverse Effect. Subject to such exceptions that would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, (i) none of the Company Intellectual Property is the subject of any pending or threatened action, suit, claim, investigation, arbitration or other proceeding, (ii) no person, entity or Governmental Entity has given written notice to the Company or its Subsidiaries claiming (A) that any of the Company Intellectual Property is invalid, (B) that the use of any the Company Intellectual Property is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright, or (C) that the Company or its Subsidiaries has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how, and (iii) the Company has no knowledge of any third party rights or conduct that infringes or conflicts with the Company Intellectual Property.

         Section 3.10 Agreements, Contracts and Commitments.

                  (a) Except as set forth in Section 3.10(a) of the Company Disclosure Letter, as of the date hereof, there is no contract, agreement or understanding that is material to the business, properties, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, that is required to be filed as an exhibit to any Company SEC Report filed with the SEC subsequent to December 31, 2003 that is not filed as required by the Securities Act or the Exchange Act, as the case may be (any such contract, agreement or understanding whether or not entered into as of the date hereof, a "Company Material Contract"). Except as would not individually or in the aggregate have a Company Material Adverse Effect, each Company Material Contract is a valid and binding obligation of the Company or one of its Subsidiaries and is in full force and effect and enforceable against the Company or one of its Subsidiaries and, to the knowledge of the Company, the other party or parties thereto, in each case in accordance with its terms, other than any Company Material Contract which is by its terms no longer in force or effect and except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity. The Company is not in violation or breach of or in default under any Company Material Contract, nor to the Company's knowledge is any other party to any such Company Material Contract, except to the extent any such violation, breach or default would not individually or in the aggregate have a Company Material Adverse Effect.

                  (b) Except as set forth in Section 3.10(b) of the Company Disclosure Letter and for documents filed or listed as exhibits to the Company SEC Reports filed with the SEC subsequent to December 31, 2003 and prior to the date hereof, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any (a) contract, agreement or arrangement (including any lease of real property) (i) materially restricting the ability of the Company or any of its Subsidiaries (or after the Merger, Parent or any of its Subsidiaries) to compete in or conduct any line of business or to engage in business in any significant geographic area, (ii) relating to indebtedness for borrowed money providing for payment or repayment in excess of $20.0 million, (iii) relating to any material joint venture, partnership, strategic alliance or similar arrangement, (iv) requiring the Company or any of its Subsidiaries to register for resale under the Securities Act any securities of the Company or any of its Subsidiaries, (v) relating to the disposition or acquisition of material assets not in the ordinary course of business, or (vi) providing for performance guarantees or contingent payments by the Company or any of its Subsidiaries, in each case involving more than $15.0 million over the term of the relevant contract, or (b) financial derivatives master agreements, confirmation, or futures account opening agreements and/or brokerage statements evidencing financial hedging or other trading activities.

         Section 3.11 Litigation. There is no action, suit or proceeding, claim, arbitration or investigation against the Company or any of its Subsidiaries pending or as to which the Company or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

         Section 3.12 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries comply, and within all applicable statute of limitation periods have complied, with all applicable Environmental Laws; (ii) neither the Company nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) neither the Company nor any of its Subsidiaries are subject to liability for any release of, or any exposure of any person or property to, any Hazardous Substance; (iv) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (v) neither the Company nor any of its Subsidiaries is subject to any orders, decrees or injunctions issued by, or other arrangements with, any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (vi) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to cause the Company or any of its Subsidiaries to become subject to any claims, liability, investigations or costs, or to restrictions on the ownership, use or transfer of any property of the

Company or any of its Subsidiaries, pursuant to any Environmental Law; and (vii) the Company and its Subsidiaries have all of the Environmental Permits necessary for the conduct and operation of the business as now being conducted, and all such permits are in good standing.

         Section 3.13 Employee Benefit Plans.

                  (a) The Company has listed in Section 3.13 of the Company Disclosure Letter all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs and agreements, and all unexpired employment and severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any Subsidiary of the Company or any trade or business (whether or not incorporated) which is a member of a group that includes, or which is under common control with, the Company or any Subsidiary of the Company, within the meaning of Section 414(b), (c), (m) or (o) of the Code, and all other employee benefit plans under which the Company or any Subsidiary of the Company has or may have any liability or obligation, including, without limitation, any foreign plans (together, the "Company Employee Plans").

                  (b) With respect to each Company Employee Plan, the Company has made available to Parent (if applicable), a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Employee Plan (or, if unwritten, a written description of the material terms thereof), (iii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan, (iv) the most recent actuarial report or valuation relating to such Company Employee Plan, and (v) the most recent summary plan description (and any summaries of material modifications) relating to such Company Employee Plan.

                  (c) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Subsidiary of the Company could be subject to any liability that is reasonably likely to have a Company Material Adverse Effect under ERISA, the Code or any other applicable Law.

                  (d) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly reflected in accordance with generally accepted accounting principles, on the financial statements of the Company, which obligations are reasonably likely to have a Company Material Adverse Effect.

                  (e) Except as disclosed in Company SEC Reports filed prior to the date of this Agreement, or except as set forth in the Company Disclosure Letter or as provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other employee of the Company or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (ii) agreement with any officer or employee of the Company or any Subsidiary of the Company providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan or incentive plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (f) Section 3.13(f) of the Company Disclosure Letter contains a true and complete schedule of all benefits and awards provided to officers, directors or employees of the Company or any of its Subsidiaries, including stock options and restricted stock awards, that are not disclosed in the Company SEC Reports and that will increase in value (other than as a result of changes in the trading value of the Parent Common Stock or the Company Common Stock), or accelerate in vesting or time of payment, as a result of the Merger or any of the other transactions contemplated in this Agreement.

                  (g) Except as set forth in Section 3.13(g) of the Company Disclosure Letter, or otherwise in the ordinary course of business consistent with past practice (and not in connection with, or in anticipation of or otherwise related to, the Merger and the transactions contemplated hereby), since January 1, 2004, neither the Company nor any Subsidiary has entered into any new, or modified or amended any existing employment agreement or Company Employee Plan.

                  (h) The assumption and conversion of Company Stock Options pursuant to Section 6.10(a) will not require the consent of any holder of any option or award granted under any Company Stock Plan.

         Section 3.14 Compliance With Laws. The Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local Law with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

         Section 3.15 Tax Matters. Neither the Company nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         Section 3.16 Registration Statement; Proxy Statement/Prospectus. The information to be supplied in writing by the Company for inclusion in the registration statement on Form S-4 pursuant to which shares of Parent Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied in writing by the Company for inclusion in the joint proxy statement/prospectus to be sent to the Company's stockholders and Parent's stockholders in connection with the meeting of the Company's stockholders to consider this Agreement and the Merger (the "Company Stockholders' Meeting") and in connection with the meeting of Parent's stockholders (the "Parent Stockholders' Meeting") to consider this Agreement and the Merger (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to the Company's stockholders and Parent's stockholders, at the time of the Company Stockholders'

Meeting and the Parent Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Parent Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company shall promptly inform Parent.

         Section 3.17 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, a representation question respecting any of the employees of the Company or its Subsidiaries, and, to the best knowledge of the executive officers of the Company, there are no campaigns being conducted to solicit cards from employees of the Company or its Subsidiaries to authorize representation by any labor organization, nor is the Company or its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices. Nor, as of the date hereof, is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of the Company, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

         Section 3.18 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

         Section 3.19 No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

         Section 3.20 Opinion of Financial Advisor. The financial advisor of the Company, Citigroup Global Markets Inc., has delivered to the Company an opinion, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

         Section 3.21 Anti-Takeover Laws. The restrictions contained in Section 203 of the DGCL with respect to a "business combination" (as defined in DGCL
Section 203) have been rendered inapplicable to the authorization, execution, delivery and performance of the Agreement by the Company or the consummation of the Merger by the Company. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to the Company or (solely by reason of the Company's participation therein) the Merger or the other transactions contemplated by this Agreement.

         Section 3.22 Company Rights Plan. The Company has taken all action necessary to (i) render the Company Rights issued pursuant to the terms of the Rights Agreement inapplicable to, or not exercisable as a result of, the Merger, the execution and delivery of this Agreement or the transactions contemplated by this Agreement and (ii) amend the definition of "Acquiring Person" in Section
1.1 of the Rights Agreement to delete "(i)" in the first sentence thereof, to delete the entirety of clause (ii) of the first sentence thereof and to delete the second sentence thereof.

         Section 3.23 Sarbanes-Oxley Act. The Company and each of its officers and directors are in compliance with, and have complied, in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the "Sarbanes-Oxley Act") and the Exchange Act and (B) the applicable listing and corporate governance rules and regulations of The New York Stock Exchange. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to provide that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Board of Directors of the Company (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         Section 3.24 Brokers or Finders. The Company represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Citigroup Global Markets Inc. whose fees and expenses will be paid by the Company in accordance with the Company's agreements with such firm.

                                   ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure letter delivered by Parent to the Company on or before the date of this Agreement (the "Parent Disclosure Letter"). The Parent Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

         Section 4.01 Organization of Parent. Each of Parent and its Subsidiaries is a corporation or unincorporated entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate or entity power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or organization in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in the Parent SEC Reports filed prior to the date hereof, neither Parent nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Parent or its Subsidiaries and comprising less than five percent (5%) of the outstanding stock of such company.

         Section 4.02 Parent Capital Structure.

                  (a) The authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock, 10,000,000 shares of Preferred Stock, $.01 par value ("Parent Preferred Stock") and one share of Special Voting Stock. As of August 9, 2004, (i) 85,891,223 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable,
(ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) no shares of Special Voting Stock were issued and outstanding and (iv) no shares of Parent Common Stock and no shares of Parent Preferred Stock were held in the treasury of Parent or by Subsidiaries of Parent. The Parent Disclosure Letter shows the number of shares of Parent Common Stock reserved for future issuance pursuant to warrants, stock options and other stock awards, and restricted stock awards granted and outstanding as of August 9, 2004 under Parent's Stock Award and Long Term Incentive Plan, the Dreco Stock Option Plan and the IRI Stock Option Plan (collectively, the "Parent Stock Plans"). Except for the issuance of shares of Parent Common Stock in connection with the Parent Stock Plans (including the exercise of warrants, stock options or other stock awards thereunder), or except as set forth in the Parent Disclosure Letter, no change in such capitalization has occurred between August 9, 2004 and the date of this Agreement. All shares of Parent Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of obligations of Subsidiaries entered into in the ordinary course of business. Parent has not repurchased any outstanding shares of Parent Common Stock since July 3, 2004. All of the outstanding shares of capital stock of each of Parent's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Parent or another Subsidiary of Parent free and clear of all Liens, agreements or limitations on Parent's voting rights.

                  (b) As of the date hereof, except as set forth in this Section
4.02 or as reserved for future grants of securities under the Parent Stock Plans, there are no equity securities of any class of Parent or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. As of the date hereof, except as set forth in this
Section 4.02, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Parent or any of its Subsidiaries is a party or by which it is bound obligating

Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Parent, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Parent.

         Section 4.03 Authority; No Conflict; Required Filings and Consents.

                  (a) Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Parent have been duly authorized by all necessary corporate action on the part of Parent, subject only to the approval of this Agreement and the Merger by Parent's stockholders under the DGCL. This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. On or prior to the date hereof, the Board of Directors of Parent has unanimously adopted resolutions that have (i) approved and declared advisable this Agreement and the Merger, (ii) directed that this Agreement and the Merger be submitted to Parent's stockholders for adoption at a meeting of such stockholders and (iii) recommended that the stockholders of Parent adopt this Agreement and the Merger (with respect to subclause (iii), the "Parent Recommendation"), and such resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way. The Parent stockholder vote required for the adoption of this Agreement and the Merger shall be a majority of the shares of Parent Common Stock outstanding on the record date for the Parent Stockholders' Meeting (the "Parent Stockholder Approval").

                  (b) The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not,
(i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or by-laws of Parent, (ii) except as set forth in the Parent Disclosure Letter, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation, give rise to any obligation to make an offer to purchase any debt instrument or give rise to any loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, Law or ordinance applicable to Parent or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iv) the filing of the Joint Proxy Statement with the SEC in accordance with the

Exchange Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws and the Laws of any foreign country and the European Union, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Parent Material Adverse Effect.

         Section 4.04 SEC Filings; Financial Statements.

                  (a) Parent has filed and made available to the Company all forms, reports and documents required to be filed by Parent with the SEC since January 1, 2001 other than registration statements on Form S-8 (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Parent SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Parent and its Subsidiaries as of the dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Parent as of December 31, 2003 is referred to herein as the "Parent Balance Sheet." For each period covered by the Parent SEC Reports, the books and records of Parent and its Subsidiaries have been, and are being, maintained, in all material respects, in accordance with generally accepted accounting principles, consistently applied, and all other legal and accounting requirements.

         Section 4.05 No Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, and except for normal or recurring Liabilities incurred since December 31, 2003 in the ordinary course of business consistent with past practices, Parent and its Subsidiaries do not have any Liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Parent Material Adverse Effect.

         Section 4.06 Absence of Certain Changes or Events(i) . Except as disclosed in the Parent SEC Reports filed prior to the date hereof, since the date of the Parent Balance Sheet, Parent and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice. Since the date of the Parent Balance Sheet, there has not been
(i) any material adverse change in the financial condition, results of operations, business or properties of Parent and its Subsidiaries, taken as a whole, or any development or combination of developments of which the management of Parent is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Parent or any of its Subsidiaries having a Parent Material Adverse Effect; (iii) except as disclosed in the Parent SEC Reports filed prior to the date hereof, any material change by Parent in its accounting methods, principles or practices to which the Company has not previously consented in writing; (iv) except as disclosed in the Parent SEC Reports filed prior to the date hereof, any revaluation by Parent of any of its assets having a Parent Material Adverse Effect; or (v) except as disclosed in the Parent SEC Reports filed prior to the date hereof, any material elections with respect to Taxes by Parent or any Subsidiary of Parent or settlement or compromise by Parent or any Subsidiary of Parent of any material Tax Liability or refund.

         Section 4.07 Taxes.

                  (a) Parent and each of its Subsidiaries have timely filed with the appropriate Tax authorities all Tax Returns required to be filed by them (taking into account extensions), except for any such returns which are not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect. All such Tax Returns are complete and correct in all respects, except for any such omissions or errors which are not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect.

                  (b) Parent and each of its Subsidiaries have paid (or Parent has paid on its Subsidiaries' behalf) all Taxes shown as due on all Tax Returns described in Section 4.07(a) herein or otherwise due by Parent and each of its Subsidiaries, except to the extent that such taxes otherwise due are not reasonable likely, individually or in the aggregate, to have a Parent Material Adverse Effect. Parent's most recent consolidated financial statements reflect an adequate reserve for all Taxes (excluding any reserve for deferred Taxes established to reflect differences between book and Tax income) payable by Parent and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, except to the extent that any such Taxes are not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect.

                  (c) Neither the IRS nor any other Tax authority has asserted any claim for Taxes, or to the knowledge of the executive officers of Parent, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Parent Material Adverse Effect. No deficiencies for any Taxes (other than those which are not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect) have been proposed, asserted or assessed against Parent or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Parent and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and, except as disclosed in the Parent Disclosure Letter, none of Parent or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (d) Parent and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected.

                  (e) There are no Liens for Taxes upon the assets of Parent or any of its Subsidiaries (other than Liens for current Taxes that are not yet due and payable or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in Parent's most recent consolidated financial statements), except for Liens which are not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect.

                  (f) Neither Parent nor any of its Subsidiaries has liability for the Taxes of any person other than Parent and its Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise, except, in each case, where such liabilities are not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect.

                  (g) Neither Parent nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing, Tax allocation or Tax indemnity agreement or similar arrangements, other than with respect to any such agreement or arrangement among Parent and any of its Subsidiaries.

                  (h) Neither Parent nor any of its Subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of
Section 355 of the Code since April 16, 1997, and neither the stock of Parent nor the stock of any of its Subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

         Section 4.08 Properties.

                  (a) Parent has provided to the Company a true and complete list of all real property leased by Parent or its Subsidiaries pursuant to material leases (collectively "Parent Material Leases"). Parent is not in default under any such Parent Material Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

                  (b) Parent has provided to the Company a true and complete list of all real property that Parent or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect: (a) Parent or the identified Subsidiary has good and clear record and marketable title to such property, free and clear of any security interest, easement, covenant or other restriction, except for security interests, easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (b) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

         Section 4.09 Intellectual Property. Parent owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications, databases and tangible or intangible proprietary information or material (collectively, the "Parent Intellectual Property") that are necessary to conduct the business of Parent as currently conducted, subject to such exceptions that would not be reasonably likely to have a Parent Material Adverse Effect. Subject to such exceptions that would not be reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect, (i) none of the Parent Intellectual Property is the subject of any pending or threatened action, suit, claim, investigation, arbitration or other proceeding, (ii) no person, entity or Governmental Entity has given written notice to Parent or its Subsidiaries claiming (A) that any of the Parent Intellectual Property is invalid, (B) that the use of any Parent Intellectual Property is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright, or (C) that Parent or its Subsidiaries has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how, and (iii) Parent has no knowledge of any third party rights or conduct that infringes or conflicts with the Parent Intellectual Property.

         Section 4.10 Agreements, Contracts and Commitments.

                  (a) Except as set forth in Section 4.10(a) of Parent Disclosure Letter, as of the date hereof, there is no contract, agreement or understanding that is material to the business, properties, assets, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, that is required to be filed as an exhibit to any Parent SEC Report filed with the SEC subsequent to December 31, 2003 that is not filed as required by the Securities Act or the Exchange Act, as the case may be (any such contract, agreement or understanding whether or not entered into as of the date hereof, a "Parent Material Contract"). Except as would not individually or in the aggregate have a Parent Material Adverse Effect, each Parent Material Contract is a valid and binding obligation of Parent or one of its Subsidiaries and is in full force and effect and enforceable against Parent or one of its Subsidiaries and, to the knowledge of Parent, the other party or parties thereto, in each case in accordance with its terms, other than any Parent Material Contract which is by its terms no longer in force or effect and except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity. Parent is not in violation or breach of or in default under any Parent Material Contract, nor to Parent's knowledge is any other party to any such Parent Material Contract, except to the extent any such violation, breach or default would not individually or in the aggregate have a Parent Material Adverse Effect.

                  (b) Except as set forth in Section 4.10(b) of Parent Disclosure Letter and for documents filed or listed as exhibits to Parent SEC Reports filed with the SEC subsequent to December 31, 2003 and prior to the date hereof, as of the date hereof, neither Parent nor any of its Subsidiaries is a party to or bound by any (a) contract, agreement or arrangement (including any lease of real property) (i) materially restricting the ability of Parent or any of its Subsidiaries (or after the Merger, the Company or any of its Subsidiaries) to compete in or conduct any line of business or to engage in business in any significant geographic area, (ii) relating to indebtedness for borrowed money providing for payment or repayment in excess of $20.0 million,
(iii) relating to any material joint venture, partnership, strategic alliance or similar arrangement, (iv) requiring Parent or any of its Subsidiaries to register for resale under the Securities Act any securities of Parent or any of its Subsidiaries, (v) relating to the disposition or acquisition of material assets not in the ordinary course of business, or (vi) providing for performance guarantees or contingent payments by Parent or any of its Subsidiaries, in each case involving more than $15.0 million over the term of the relevant contract, or (b) financial derivatives master agreements, confirmation, or futures account opening agreements and/or brokerage statements evidencing financial hedging or other trading activities.

         Section 4.11 Litigation. There is no action, suit or proceeding, claim, arbitration or investigation against Parent or any of its Subsidiaries pending or as to which Parent or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect or a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement.

         Section 4.12 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect: (i) Parent and its Subsidiaries comply, and within all applicable statute of limitation periods have complied, with all applicable Environmental Laws; (ii) neither Parent nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) neither Parent nor any of its Subsidiaries are subject to liability for any release of, or any exposure of any person or property to, any Hazardous Substance; (iv) neither Parent nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (v) neither Parent nor any of its Subsidiaries is subject to any orders, decrees or injunctions issued by, or other arrangements with, any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (vi) there are no circumstances or conditions involving Parent or any of its Subsidiaries that could reasonably be expected to cause Parent or any of its Subsidiaries to become subject to any claims, liability, investigations or costs, or to restrictions on the ownership, use or transfer of any property of Parent or any of its Subsidiaries, pursuant to any Environmental Law; and (vii) Parent and its Subsidiaries have all of the Environmental Permits necessary for the conduct and operation of the business as now being conducted, and all such permits are in good standing.

         Section 4.13 Employee Benefit Plans.

                  (a) Parent has listed in Section 4.13 of the Parent Disclosure Letter all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs and agreements, and all unexpired employment and severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Parent or any Subsidiary of Parent or any trade or business (whether or not incorporated) which is a member of a group that includes, or which is under common control with, Parent or any Subsidiary of Parent, within the meaning of Section 414(b), (c), (m) or (o) of the Code, and all other employee benefit plans under which Parent or any Subsidiary of Parent has or may have any liability or obligation, including, without limitation, any foreign plans (together, the "Parent Employee Plans").

                  (b) With respect to each Parent Employee Plan, Parent has made available to the Company (if applicable), a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Parent Employee Plan (or, if unwritten, a written description of the material terms thereof), (iii) each trust agreement and group annuity contract, if any, relating to such Parent Employee Plan, (iv) the most recent actuarial report or valuation relating to such Parent Employee Plan, and (v) the most recent summary plan description (and any summaries of material modifications) relating to such Parent Employee Plan.

                  (c) With respect to the Parent Employee Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of Parent, there exists no condition or set of circumstances, in connection with which Parent or any Subsidiary of Parent could be subject to any liability that is reasonably likely to have a Parent Material Adverse Effect under ERISA, the Code or any other applicable Law.

                  (d) With respect to the Parent Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly reflected in accordance with generally accepted accounting principles, on the financial statements of Parent, which obligations are reasonably likely to have a Parent Material Adverse Effect.

                  (e) Except as disclosed in Parent SEC Reports filed prior to the date of this Agreement, or except as set forth in the Parent Disclosure Letter or as provided for in this Agreement, neither Parent nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other employee of Parent or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent of the nature contemplated by this Agreement,
(ii) agreement with any officer or employee of Parent or any Subsidiary of Parent providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan or incentive plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (f) Section 4.13(f) of the Parent Disclosure Letter contains a true and complete schedule of all benefits and awards provided to officers, directors or employees of Parent or any of its Subsidiaries, including stock options and restricted stock awards, that are not disclosed in the Parent SEC Reports and that will increase in value (other than as a result of changes in the trading value of the Parent Common Stock or the Company Common Stock), or accelerate in vesting or time of payment, as a result of the Merger or any of the other transactions contemplated in this Agreement.

                  (g) Except as set forth in Section 4.13(g) of the Parent Disclosure Letter, or otherwise in the ordinary course of business consistent with past practice (and not in connection with, or in anticipation of or otherwise related to, the Merger and the transactions contemplated hereby), since January 1, 2004, neither the Parent nor any Subsidiary has entered into any new, or modified or amended any existing employment agreement or Parent Employee Plan.

         Section 4.14 Compliance With Laws. Parent and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local Law with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Parent Material Adverse Effect.

         Section 4.15 Tax Matters. Neither Parent nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         Section 4.16 Registration Statement; Proxy Statement/Prospectus. The information in the Registration Statement (except for information supplied in writing by the Company for inclusion in the Registration Statement, as to which Parent makes no representation) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied in writing by Parent for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to Parent's stockholders or the Company's stockholders, at the time of the Parent Stockholders' Meeting and the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting or the Company Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Parent shall promptly inform the Company.

         Section 4.17 Labor Matters. Neither Parent nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, a representation question respecting any of the employees of Parent or its Subsidiaries, and, to the best knowledge of the executive officers of Parent, there are no campaigns being conducted to solicit cards from employees of Parent or its Subsidiaries to authorize representation by any labor organization, nor is Parent or its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices. Nor, as of the date hereof, is Parent or any of its Subsidiaries the subject of any material proceeding asserting that Parent or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Parent, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Parent or any of its Subsidiaries.

         Section 4.18 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries are with reputable insurance carriers and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

         Section 4.19 No Existing Discussions. As of the date hereof, Parent is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

         Section 4.20 Opinion of Financial Advisor. The financial advisor of Parent, Goldman, Sachs & Co., has delivered to Parent an opinion, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to Parent from a financial point of view.

         Section 4.21 Anti-Takeover Laws. The restrictions contained in Section 203 of the DGCL with respect to a "business combination" (as defined in DGCL
Section 203) have been rendered inapplicable to the authorization, execution, delivery and performance of the Agreement by Parent or the consummation of the Merger by Parent. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to Parent or (solely by reason of Parent's participation therein) the Merger or the other transactions contemplated by this Agreement.

         Section 4.22 Rights Plan. Neither Parent nor any of its Subsidiaries has adopted a stockholder rights plan or "poison pill."

         Section 4.23 Sarbanes-Oxley Act. Parent and each of its officers and directors are in compliance with, and have complied, in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and the Exchange Act and (B) the applicable listing and corporate governance rules and regulations of The New York Stock Exchange. Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to provide that information relating to Parent, including its consolidated Subsidiaries, required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to Parent's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Parent's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Parent's auditors and the audit committee of the Board of Directors of Parent
(x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial data and have identified for Parent's auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls.

         Section 4.24 Brokers or Finders. Parent represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Goldman, Sachs & Co. whose fees and expenses will be paid by Parent in accordance with Parent's agreements with such firm.

                                   ARTICLE V.
                               CONDUCT OF BUSINESS

         Section 5.01 Covenants of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and its respective Subsidiaries (except to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having material business dealings with it. The Company shall promptly notify the other party of any material event or occurrence not in the ordinary course of business of the Company. Except as expressly contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure

Letter, the Company shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of Parent (which consent shall not be unreasonably withheld or delayed):

                  (a) Accelerate, amend or change the period of exercisability or vesting of warrants, options, stock purchase rights, restricted stock or other stock awards granted under the Company Stock Plans or the Company Stock Purchase Plan, or authorize cash payments in exchange for any warrants, options, stock purchase rights, restricted stock or other stock awards granted under the Company Stock Plans or the Company Stock Purchase Plan, except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

                  (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants at a price not greater than the then current fair market value in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

                  (c) Grant, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock (including Company Common Stock held in treasury) or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Company Common Stock pursuant to the exercise of options, warrants, convertible securities, stock purchase rights, restricted stock or other stock awards outstanding on the date of this Agreement, or granted, issued or awarded after the date of this Agreement in accordance with this subsection (c), or pursuant to the Company Stock Purchase Plan, (ii) the issuance of Company Rights in respect of shares of Company Common Stock issued not in contravention of this Agreement, (iii) if the Closing shall not have occurred prior to January 1, 2005, grants of stock options pursuant to Company Stock Plans ("Company Stock Options") to acquire up to an aggregate of 110% of the aggregate number of shares of Company Common Stock underlying Company Stock Options granted in 2004, with an exercise price per share of Company Common Stock no less than the fair market value of a share of Company Common Stock as of the date of grant and (iv) the issuance of stock purchase rights pursuant to the Company Stock Purchase Plan;

                  (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for all such acquisitions involving aggregate consideration of not more than $50 million;

                  (e) Except for transactions among the Company and its Subsidiaries, redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock other than in connection with the exercise of outstanding Company Stock Options pursuant to the terms of the Company Stock Plans and the relevant written agreements evidencing the grant of such Company Stock Options;

                  (f) Sell, lease, license or otherwise dispose of any of its properties or assets, other than (i) sales or dispositions of assets in the ordinary course of business or as may be required by applicable Law, (ii) sales of inventory and other current assets, (iii) sales or dispositions of assets in one or a series of related transactions having an aggregate value of $25 million or less or (iv) divestitures pursuant to Section 6.05;

                  (g) (i) Increase or agree to increase the compensation or benefits payable or to become payable to the officers or employees of the Company or any of its Subsidiaries, except (A) for increases in salary or wages of such officers or employees in the ordinary course of business in accordance with past practices (including bonuses), (B) pursuant to contractual arrangements in effect on the date of this Agreement, (C) in connection with the assumption by such officer or employee of material new or additional responsibilities or (D) to respond to offers of employment made by third parties; (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, other than (A) payments or agreements paid to or entered into with employees (other than officers) in the ordinary course of business in accordance with past practices or (B) pursuant to contractual arrangements in effect on the date of this Agreement, (iii) establish, adopt, enter into or materially and adversely amend any collective bargaining agreement (other than as required by Law), or
(iv) establish, adopt, enter into, amend or terminate any Company Employee Plan or any other bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees of the Company or any of its Subsidiaries (except as expressly permitted by (i) or (ii) of this Section 5.01(g));

                  (h) Amend or propose to amend its charter or by-laws, except as contemplated by this Agreement;

                  (i) Incur any indebtedness for borrowed money other than (i) borrowings pursuant to credit agreements in effect as of the date hereof or replacement credit agreements on substantially similar terms as the Company's credit agreements in effect as of the date hereof and having aggregate borrowing capacity not to exceed 150% of the Company's borrowing capacity under its existing credit agreements and (ii) seller financings in connection with acquisitions permitted by this Section 5.01;

                  (j) Enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any of their respective affiliates or any successor thereto from engaging or competing in any line of business or in any geographic area;

                  (k) Change any method or principle of financial accounting in a manner that is inconsistent with past practice, except to the extent required by GAAP as advised by the Company's regular independent accountants, make or change any material tax election, or settle or compromise any material Tax Liability or refund;

                  (l) Make or commit to make any capital expenditures other than in the ordinary course of business;

                  (m) Take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger in Article VII not being satisfied;

                  (n) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (m) above;

                  (o) Amend, modify or terminate the Rights Agreement or redeem any Company Rights issued pursuant to the Rights Agreement except to the extent required by a court of competent jurisdiction; or

                  (p) Take any action to exempt or make not subject to (1) the Rights Agreement, (2) the provisions of Section 203 of the DGCL or (3) any other state takeover statute or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than Parent and its Subsidiaries) or any action taken thereby, which person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.

Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

         Section 5.02 Covenants of Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent agrees as to itself and its respective Subsidiaries (except to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having material business dealings with it. Parent shall promptly notify the other party of any material event or occurrence not in the ordinary course of business of Parent. Except as expressly contemplated by this Agreement or as set forth in Section 5.02 of the Parent Disclosure Letter, Parent shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of the Company (which consent shall not be unreasonably withheld or delayed):

                  (a) Accelerate, amend or change the period of exercisability or vesting of warrants, options, stock purchase rights, restricted stock or other stock awards granted under the Parent Stock Plans or authorize cash payments in exchange for any warrants, options, stock purchase rights, restricted stock or other stock awards granted under the Parent Stock Plans, except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

                  (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants at a price not greater than the then current fair market value in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

                  (c) Grant, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock (including Parent Common Stock held in treasury) or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Parent Common Stock pursuant to the exercise of options, warrants, convertible securities, stock purchase rights, restricted stock or other stock awards outstanding on the date of this Agreement, or granted, issued or awarded after the date of this Agreement in accordance with this subsection (c), or pursuant to Parent's Employee Stock Purchase Plan and (ii) if the Closing shall not have occurred prior to January 1, 2005, grants of stock options pursuant to the Parent Stock Plans ("Parent Stock Options") to acquire up to an aggregate of 110% of the aggregate number of shares of Parent Common Stock underlying Parent Stock Options granted in 2004, with an exercise price per share of Parent Common Stock no less than the fair market value of a share of Parent Common Stock as of the date of grant;

                  (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for all such acquisitions involving aggregate consideration of not more than $50 million;

                  (e) Except for transactions among Parent and its Subsidiaries, redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock other than in connection with the exercise of outstanding Parent Stock Options pursuant to the terms of the Parent Stock Plans and the relevant written agreements evidencing the grant of such Parent Stock Options;

                  (f) Sell, lease, license or otherwise dispose of any of its properties or assets, other than (i) sales or dispositions of assets in the ordinary course of business or as may be required by applicable Law, (ii) sales of inventory and other current assets, (iii) sales or dispositions of assets in one or a series of related transactions having an aggregate value of $25 million or less or (iv) divestitures pursuant to Section 6.05;

                  (g) (i) Increase or agree to increase the compensation or benefits payable or to become payable to the officers or employees of Parent or any of its Subsidiaries, except (A) for increases in salary or wages of such officers or employees in the ordinary course of business in accordance with past practices (including bonuses), (B) pursuant to contractual arrangements in effect on the date of this Agreement, (C) in connection with the assumption by such officer or employee of material new or additional responsibilities or (D) to respond to offers of employment made by third parties; (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, other than (A) payments or agreements paid to or entered into with employees (other than officers) in the ordinary course of business in accordance with past practices, (B) severance agreements for up to 14 individuals providing for the payment of severance of up to the equivalent of 24 months base salary (and no other benefit) or (C) pursuant to contractual arrangements in effect on the date of this Agreement,
(iii) establish, adopt, enter into or materially and adversely amend any collective bargaining agreement (other than as required by Law), or (iv) establish, adopt, enter into, amend or terminate any Parent Employee Plan or any other bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees of Parent or any of its Subsidiaries (except as expressly permitted by (i) or (ii) of this Section 5.02(g));

                  (h) Amend or propose to amend its charter or by-laws, except as contemplated by this Agreement;

                  (i) Incur any indebtedness for borrowed money other than (i) borrowings pursuant to credit agreements in effect as of the date hereof or replacement credit agreements on substantially similar terms as Parent's credit agreements in effect as of the date hereof and having aggregate borrowing capacity not to exceed 150% of Parent's borrowing capacity under its existing credit agreements and (ii) seller financings in connection with acquisitions permitted by this Section 5.02;

                  (j) Enter into any agreement or arrangement that limits or otherwise restricts Parent or any of its Subsidiaries or any of their respective affiliates or any successor thereto from engaging or competing in any line of business or in any geographic area;

                  (k) Change any method or principle of financial accounting in a manner that is inconsistent with past practice, except to the extent required by GAAP as advised by Parent's regular independent accountants, make or change any material tax election, or settle or compromise any material Tax Liability or refund;

                  (l) Make or commit to make any capital expenditures other than in the ordinary course of business;

                  (m) Take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger in Article VII not being satisfied; or

                  (n) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (m) above.

Nothing contained in this Agreement shall give the Company, directly or indirectly, rights to control or direct Parent's operations prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

         Section 5.03 Cooperation. Subject to compliance with applicable Law, from the date hereof until the Effective Time, each of the Company and Parent shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations.

                                  ARTICLE VI.
                              ADDITIONAL AGREEMENTS

         Section 6.01 No Solicitation.

                  (a) Neither the Company, Parent nor any of their respective Subsidiaries nor any of the officers, directors or employees of the Company, Parent or their Subsidiaries shall, and each of the Company and Parent shall use all reasonable best efforts to cause its and its Subsidiaries' attorneys, accountants, investment bankers, financial advisors and other agents (collectively, "Representatives") not to, and on becoming aware of it will use its best efforts to stop any such person from continuing to, directly or indirectly, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal involving such party or any of its Subsidiaries, (ii) engage in any negotiations or discussions concerning, or provide any non-public information of such party to any person relating to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (other than informing persons of the existence of the provisions contained in this Section 6.01), or (iii) enter into any agreement, arrangement or understanding (other than a confidentiality agreement entered into in accordance with this Section 6.01(a)) contemplating or relating to any Acquisition Proposal or requiring such party to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that, prior to receipt of the Company Stockholder Approval (in the case of the Company) or Parent Stockholder Approval (in the case of Parent), nothing contained in this Agreement shall prevent the Company or Parent, or their respective Boards of Directors, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide written Acquisition Proposal by such person, if and only to the extent that (1) such Acquisition Proposal was made after the date of this Agreement and shall not have been withdrawn, (2) such Acquisition Proposal was not solicited, initiated, encouraged or facilitated after the date of this Agreement in breach of, and did not otherwise result from a breach of, this Section 6.01(a), (3) the Board of Directors of such party determines in good faith by affirmative vote of a majority of all of its members, after consultation with its outside counsel and financial advisors, that such Acquisition Proposal is, or is reasonably likely to lead to, a Superior Proposal, (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person, such Board of Directors receives from such person an executed confidentiality agreement with terms no less favorable to such party than those contained in the Confidentiality Agreement dated July 13, 2004 between the Company and Parent (the "Confidentiality Agreement"), and (5) prior to furnishing such non-public information or providing access to the properties, books or records of such party, such party has complied with the provisions of Section 6.01(b); or (B) complying with Rule 14e-2 or Rule 14a-9 promulgated under the Exchange Act with regard to an Acquisition Proposal; provided that, with respect to this clause
(B), any Change of Recommendation is made in compliance with Section 6.01(e). Each party agrees that, in the event that it receives a Superior Proposal, for the three Business Day period commencing on the date on which it delivers notice of such Superior Proposal to the other party in accordance with Section 6.01(b), it shall offer to negotiate with, and cause its respective financial and legal advisors to negotiate with, the other party to attempt to make such adjustments in the terms and conditions of this Agreement as would enable such party to proceed with the transactions contemplated herein.

                  (b) The Company and Parent shall each notify the other party promptly after receipt (and in any event within one Business Day) by the Company or Parent (or their Representatives), as applicable, of any Acquisition Proposal, any discussions or negotiations that are reasonably likely to lead to an Acquisition Proposal, or any request for nonpublic information or access to the properties, books or records of such party relating to or which could reasonably be expected to lead to an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall (i) continue to keep the other party hereto informed, on a prompt basis (and in any event within one Business Day) of the status of any material developments (including any changes or adjustments made to or proposed to be made to the terms of any such Acquisition Proposal), (ii) provide to the other party promptly (and in any event within one Business Day) after receipt or delivery thereof with copies of the Acquisition Proposal (including any amendments or supplements thereto) and all such other material and information provided in writing by the person making such Acquisition Proposal; provided that neither party shall be required to disclose its internal analyses relating to any such Acquisition Proposal, and
(iii) provide to the other party a list of, and copies of, the information provided to the person making such inquiry, proposal, offer or request concurrently with delivery to such person and immediately provide the other party hereto with access to all information to which the person making such inquiry, proposal, offer or request was provided access (except for any such information previously provided to the other party).

                  (c) Each party will immediately cease and cause to be terminated all existing activities, discussions or negotiations by it, its Subsidiaries and their Representatives with any person other than the other party hereto conducted heretofore with respect to any Acquisition Proposal. Each party also agrees, if it has not already done so, to promptly request each person, if any, that has heretofore executed a confidentiality agreement within 12 months prior to the date hereof in connection with any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such person by or on behalf of it or its Subsidiaries. Neither party shall agree to modify, amend or terminate, or waive, assign or release any material rights or claims, or grant any consent under, any confidentiality agreement relating to any Acquisition Proposal or otherwise under any standstill or similar agreement or fail to fully enforce any such agreement upon the request of the other party hereto, provided, however, that either party may grant a consent or waiver under, or otherwise fail to enforce, such agreement in order to permit a person to make a private unsolicited Acquisition Proposal provided that such party has otherwise complied with this Section 6.01; and provided, further, that upon any grant of waiver or consent, the other party is promptly notified of such waiver or consent.

                  (d) Each party will take such action as is necessary to inform promptly its Representatives of the provisions of this Section 6.01.

                  (e) Neither the Board of Directors of the Company or Parent nor any committee thereof shall (i) in the case of the Company, withdraw or modify in a manner adverse to Parent, or publicly propose to withdraw or modify in a manner adverse to Parent, the Company Recommendation, (ii) in the case of Parent, withdraw or modify in a manner adverse to the Company, or publicly propose to withdraw or modify in a manner adverse to the Company, the Parent Recommendation, (iii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal or (iv) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing provisions of Section 6.01(a) and this Section 6.01(e), if, prior to receipt of the Company Stockholder Approval (in the case of the Company) or the Parent Stockholder Approval (in the case of Parent), (w) such party's Board of Directors shall have determined in good faith by affirmative vote of a majority of its members, after consultation with outside counsel, that the actions described in clauses (A) and/or (B) below are required for the purpose of fulfilling its fiduciary duties under applicable Law, (x) such party's Board of Directors has notified the other party in writing of the determination described in clause (w) above, (y) at least three Business Days following receipt by the other party of the notice received in clause (x) above, and taking into account any revised proposal made by the other party since receipt of the notice referred to in clause (x) above, such party's Board of Directors maintains its determination described in clause
(w) above, and (z) such party is in compliance with this Section 6.01, such party's Board of Directors may (A) in the case of the Company, withdraw or modify the Company Recommendation or, in the case of Parent, withdraw or modify the Parent Recommendation (in either case, a "Change of Recommendation") and/or (B) upon termination of this Agreement in accordance with Section 8.01(i) or Section 8.01(j), as applicable, and concurrent payment of the termination fee in accordance with Section 8.03, approve and enter into an agreement relating to an Acquisition Transaction that constitutes a Superior Proposal. Nothing in this
Section 6.01 will permit either party to terminate this Agreement except as specifically provided in Article VIII or effect any other obligation of the parties under this Agreement.

         Section 6.02 Proxy Statement/Prospectus; Registration Statement.

                  (a) As promptly as practical after the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. The Company and Parent shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Joint Proxy Statement, and any amendment or supplement thereto, shall include (i) the Parent Recommendation, and (ii) the Company Recommendation, in each case, subject to Section 6.01(e). The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement or the Registration Statement or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Joint Proxy Statement, the Registration Statement or the Merger. If, at any time prior to the receipt of the Company Stockholder Approval or Parent Stockholder Approval, any event occurs with respect to the Company, Parent or any of their respective Subsidiaries, or any change occurs with respect to other information supplied by a party for inclusion in the Joint Proxy Statement or the Registration Statement, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Registration Statement, such party shall promptly notify the other party of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement and the Registration Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company's or Parent's stockholders.

                  (b) The Company and Parent shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky Laws and the rules and regulations thereunder.

         Section 6.03 Access to Information. Upon reasonable notice, Parent and the Company shall each (and shall cause each of their respective Subsidiaries to) afford to the Representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts, commitments and records and, during such period, each of Parent and the Company shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities Laws and
(b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by Law, the parties will hold any information obtained pursuant to this Section 6.03 in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty contained in this

Agreement or the conditions to the obligations of the parties to consummate the Merger. Notwithstanding the foregoing or Section 6.05, neither the Company nor Parent shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of contractual or legal restrictions, including applicable Laws, or which it believes is competitively sensitive information. In addition, the Company and Parent may designate any competitively sensitive information provided to the other under this Agreement as "outside counsel only" and such information shall be given only to outside counsel of the recipient. Each party will use reasonable efforts to minimize any disruption to the businesses of the other party and its Subsidiaries which may result from the requests for access, data and information hereunder.

         Section 6.04 Stockholders Meetings.

                  (a) The Company shall, as promptly as practicable after the date hereof, take all actions necessary in accordance with federal securities laws, the DGCL and its certificate of incorporation and by-laws to call, give notice of, convene and hold the Company Stockholders' Meeting to be held on the earliest practicable date determined in consultation with Parent for the purpose of voting upon this Agreement and the Merger. Subject to Section 6.01(a) and
Section 6.01(e), the Company shall use all reasonable efforts to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement and the Merger.

                  (b) Parent shall, as promptly as practicable after the date hereof, take all actions necessary in accordance with federal securities laws, the DGCL and its certificate of incorporation and by-laws to call, give notice of, convene and hold the Parent Stockholder' Meeting to be held on the earliest practicable date determined in consultation with the Company for the purpose of voting upon this Agreement and the Merger. Subject to Section 6.01(a) and
Section 6.01(e), Parent shall use all reasonable efforts to solicit proxies from stockholders of Parent in favor of the adoption of this Agreement and the Merger.

                  (c) The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable efforts to hold such meetings on the same day and as soon as practicable after the date hereof.

                  (d) Each of the Company and Parent may also submit additional routine proposals to its stockholders at the Company Stockholders' Meeting and Parent Stockholders' Meeting, as applicable, separate from the proposals referred to in Section 6.04(a) and (b), provided that each party shall consult with the other party as to the submission of such proposals. The approval by a party's stockholders of such additional proposals shall not be a condition to the closing of the Merger under this Agreement.

         Section 6.05 Appropriate Actions; Consents; Filings.

                  (a) The Company and Parent shall each use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable Law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or Parent or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable Law. The Company and Parent shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Subject to Section 6.03, Parent and the Company shall use their reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

                  (b) The Company and Parent agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their reasonable best efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign Law or, decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to obtain the expiration of any applicable waiting period under any Antitrust Laws, to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Notwithstanding anything to the contrary in this Section 6.05, neither the Company nor Parent nor any of their Subsidiaries shall be required (i) to divest or hold separate any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that would reasonably be expected to have a material adverse effect on the financial condition, results of operations or prospects of either Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, or (ii) to agree to or effect any divestiture, hold separate any business or take any other action that is not conditioned on the consummation of the Merger.

                  (c) Each of Parent and the Company shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Parent Disclosure Letter or the Company Disclosure Letter, as the case may be, or (iii) required to prevent a Parent Material Adverse Effect or a Company Material Adverse Effect from occurring prior to or after the Effective Time. If any party shall fail to obtain any consent from a third person described in this subsection (c), such party will use its reasonable efforts, and will take any such actions reasonably requested by the other party hereto, to limit the adverse affect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or that could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                  (d) Each of the Company and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger,
(ii) any notice or other communication from any Governmental Entity in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, Parent or their respective Subsidiaries that relate to the consummation of the Merger and (iv) if there has been a material change in its current or future business, financial condition or results of operations or any event or condition that might reasonably be expected to cause or result in any of its representations or warranties contained herein to be untrue or inaccurate in any material respect or to materially delay or impede the ability of either the Company or Parent, respectively, to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

         Section 6.06 Public Disclosure. The Company and Parent shall agree on the form and content of the initial joint press release regarding the transactions contemplated hereby, and thereafter shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or the rules and regulations of the NYSE.

         Section 6.07 Rule 145. Prior to the filing of the Joint Proxy Statement with the SEC, the Company will provide to Parent a list of those persons who are, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). The Company shall provide such information and documents as Parent shall reasonably request for purposes of reviewing such list and shall notify Parent in writing regarding any change in the identity of its "affiliates" for purposes of Rule 145 prior to the Closing Date. The Company shall use its reasonable efforts to deliver or cause to be delivered to Parent by the Effective Time from each person identified as an "affiliate" for purposes of Rule 145, an executed affiliate agreement, in substantially the form attached hereto as Exhibit B, by which each such person agrees to comply with the applicable requirements of Rule 145 (an "Affiliate Agreement"). Parent will not be required to maintain the effectiveness of the Registration Statement for the purpose of resales by stockholders of the Company who may be affiliates of the Company pursuant to Rule 145 and shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, two years after the Closing Date, upon the request of any stockholder that is not then an Affiliate of Parent).

         Section 6.08 Section 16 Matters. Prior to the Effective Time: (i) the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of the Company who may become a covered person of Parent for purposes of Section 16 (together with the rules and regulations thereunder, "Section 16") of the Exchange Act, of shares of Parent Common Stock or options to purchase shares of Parent Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16; and (ii) the

Board of Directors of the Company, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company, who is a covered person of the Company, for purposes of Section 16 of shares of Company Common Stock or options to purchase shares of Company Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

         Section 6.09 NYSE Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued (i) in the Merger, (ii) upon the exercise of the outstanding Company Stock Options, as assumed and converted, pursuant to Section 6.10(a) and (iii) pursuant to the New Stock Purchase Rights as set forth in Section 6.10(b), to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         Section 6.10 Stock Plans.

                  (a) (i) At the Effective Time, each Company Stock Option, whether vested or unvested, outstanding immediately prior to the Effective Time shall be assumed by Parent and converted into an option to purchase shares of Parent Common Stock in accordance with this Section 6.10(a). Each Company Stock Option as so assumed and converted shall continue to have, and be subject to, the same terms and conditions as set forth in the applicable Company Stock Plan and any agreements thereunder immediately prior to the Effective Time, except that, as of the Effective Time, (i) each Company Stock Option as so assumed and converted shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock subject to such Company Stock Option as so assumed and converted shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock of such Company Stock Option immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. It is intended that Company Stock Options assumed and converted into options to acquire Parent Common Stock in accordance with the foregoing shall qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent such Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and that the assumption and conversion be consistent with Section 424(a) of the Code and the treasury regulations thereunder, and, if reasonably practicable, the provisions of this Section 6.10 shall be applied consistent with such intent.

                           (ii) As soon as practicable after the Effective Time,
Parent shall deliver to the participants in Company Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Company Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.10 after giving effect to the Merger).

                           (iii) The Board of Directors of the Company (or
appropriate committee thereof) shall, prior to or as of the Effective Time, take all necessary actions, if any, pursuant to and in accordance with the terms of the Company Stock Plans and the instruments evidencing Company Stock Options, to provide for the assumption and conversion of Company Stock Options into options to acquire Parent Common Stock in accordance with this Section 6.10 without the consent of the holders of the Company Stock Options.

                  (b) Prior to the Effective Time, the Company's Board of Directors (or, if appropriate, any committee thereof) and Parent's Board of Directors (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that, effective at the Effective Time, each right to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time (a "Company Stock Purchase Right") under the Company Stock Purchase Plan shall be assumed by Parent and shall continue in effect on the same terms and conditions as in effect immediately prior to the Effective Time (subject to the adjustments in this Section 6.10(b)), and each such Company Stock Purchase Right shall be converted automatically into a right to purchase shares of Parent Common Stock (a "New Stock Purchase Right"). Each New Stock Purchase Right shall entitle the holder thereof to purchase the number of shares of Parent Common Stock determined under the terms and conditions of the Company Stock Purchase Plan, as provided for herein, at the per share exercise price determined as provided below. Effective at the Effective Time, Parent shall assume the Company Stock Purchase Plan, shall amend the Company Stock Purchase Plan to substitute references to Parent Common Stock for references to Company Common Stock therein and shall continue the Company Stock Purchase Plan with respect to the New Stock Purchase Rights; provided, however, that Parent shall reserve the right to terminate the Company Stock Purchase Plan upon the exercise or other termination of all New Stock Purchase Rights in accordance with the terms of the Company Stock Purchase Plan. The per share exercise price for a New Stock Purchase Right shall be determined under the terms of the Company Stock Purchase Plan, provided that the fair market value of the "Stock" (as defined in the Company Stock Purchase Plan) on any day prior to the Closing Date shall equal the per share fair market value of Company Common Stock on such date, divided by the Exchange Ratio, rounded up to the nearest whole cent; provided, further, that the fair market value of the "Stock" (as defined in the Company Stock Purchase Plan) on any date on or after the Closing Date shall mean the fair market value of Parent Common Stock on such date. The adjustment provided herein with respect to any Company Stock Purchase Right shall be, and is intended to be, effective in a manner which is consistent with Sections 423 and 424(a) of the Code and the treasury regulations thereunder, and shall provide that the excess (if any) of the aggregate fair market value of the shares of Parent Common Stock over the aggregate exercise price for the New Stock Purchase Right (resulting from the assumption and conversion of such Company Stock Purchase Right immediately after the Effective
Time) shall be no greater than the excess (if any) of the aggregate fair market value of the shares of Company Common Stock over the aggregate exercise price for such Company Stock Purchase Right (immediately prior to the Effective Time), and shall provide that such New Stock Purchase Right shall not give the holder more favorable benefits than such holder had with respect to the Company Stock Purchase Right. At the Effective Time, the number of shares of Parent Common Stock subject to a New Stock Purchase Right resulting from the assumption and conversion of a Company Stock Purchase Right shall be determined under the terms of the Company Stock Purchase Plan (as so amended); provided, however, that the maximum number of shares of Parent Common Stock subject to such New Stock Purchase Right shall equal the maximum number of shares of Company Common Stock subject to the Company Stock Purchase Right, multiplied by the Exchange Ratio, rounded down to the nearest whole share. Except as provided in this Section 6.10(b), after the Effective Time, each New Stock Purchase Right shall be exercisable upon the same terms and conditions as were applicable to the related Company Stock Purchase Right immediately prior to the Effective Time (except that with regard to such New Stock Purchase Right, any references to the Company shall be deemed, as appropriate, to mean Parent). Parent shall take all action necessary, on or prior to the Effective Time, to authorize and reserve a number of shares of Parent Common Stock sufficient for issuance upon the exercise of New Stock Purchase Rights as contemplated by this Section.

                  (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under Company Stock Plans and the Company Stock Purchase Plan in accordance with this Section 6.10. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Parent Common Stock subject to the Company Stock Options and New Stock Purchase Rights, and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         Section 6.11 Indemnification.

                  (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, Liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any act or omission in their capacity as a director or officer occurring at or prior to the Effective Time (including for acts and omissions occurring in connection with the approval of this Agreement ant the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware Law (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided that, if required by Law, the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

                  (b) For six years from the Effective Time, Parent shall cause to be maintained in effect for the benefit of the Company's current directors and officers an insurance and indemnification policy that provides coverage for acts or omissions occurring prior to the Effective Time (the "D&O Insurance") covering each such person currently covered by the officers' and directors' liability insurance policies of the Company on terms with respect to coverage and in amounts no less favorable than those of the Company's policies in effect on the date hereof with the same or comparable quality insurance carriers; provided, however, that Parent shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the premium for the 2004 fiscal year (the "Maximum Premium"); provided, further, if such D&O Insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall obtain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

                  (c) The provisions of this Section 6.11 are intended to be in addition to the rights otherwise available to the current and former officers and directors of the Company by Law, charter, by-law or agreement. Parent agrees to honor all indemnification agreements entered into by the Company or any of its Subsidiaries. In the event that Parent or its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Parent shall cause proper provisions to be made so that the successors and assigns of Parent assume the obligations set forth in this Section 6.11. The obligations of Parent under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.11 applies without the express written consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.11 applies shall be third party beneficiaries of this Section 6.11).

         Section 6.12 Letter of the Company's Accountants. The Company shall use its reasonable efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, the Company's independent auditors, dated a date within two Business Days before the date on which the Registration Statement shall become effective and addressed to Parent, in form reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with Parent's efforts to obtain such letter, if requested by Ernst & Young LLP, the Company shall provide a representation letter to Ernst & Young LLP complying with SAS 72, if then required.

         Section 6.13 Letter of Parent's Accountants. Parent shall use its reasonable efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent auditors, dated a date within two Business Days before the date on which the Registration Statement shall become effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with the Company's efforts to obtain such letter, if requested by Ernst & Young LLP, Parent shall provide a representation letter to Ernst & Young LLP complying with the SAS 72, if then required.

         Section 6.14 Governance Matters.

                  (a) As of the Effective Time, Parent shall take all requisite action such that (i) the Board of Directors of Parent shall consist of 10 members, including John F. Lauletta (who shall be Chairman), Merrill A. Miller, Jr., four members named by the Company prior to the mailing of the Joint Proxy Statement (together with John F. Lauletta, the "Company Designated Directors") and four members named by Parent prior to the mailing of the Joint Proxy Statement (together with Merrill A. Miller, Jr., the "Parent Designated Directors") until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and
(ii) John F. Lauletta, one Company Designated Director and one Parent Designated Director shall be placed in the class with a term expiring in 2005, Merrill A. Miller, Jr., one Company Designated Director and one Parent Designated Director shall be placed in the class with a term expiring in 2006 and two Company Designated Directors and two Parent Designated Directors shall be placed in the class with a term expiring in 2007. If any Company Designated Director or Parent Designated Director shall be unable to serve as a director at the Effective Time, the party which designated such individual shall designate another individual, reasonably acceptable to the other party, to serve in such individual's place. All designated directors other than Messrs. Lauletta and Miller shall qualify as independent members of the Parent's Board of Directors as determined in accordance with the rules of the NYSE.

                  (b) As of the Effective Time, Parent shall take all requisite action such that the executive positions of Chairman of the Board, Chief Executive Officer, and Chief Operating Officer of Parent shall be as set forth on Schedule 1 hereto until the earlier of the resignation or removal. If any officer set forth on or designated in accordance with Schedule 1 ceases to be a full-time employee of either Parent or the Company, as applicable, at or before the Effective Time, Parent and the Company will agree in writing upon another person to serve in such person's stead.

                  (c) The Company and Parent agree that the Company Designated Directors, the Parent Designated Directors and the individuals set forth on
Schedule 1 hereto shall be third party beneficiaries of this Section 6.14.

         Section 6.15 State Takeover Statutes. If any state takeover statute or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company and its Board of Directors and the Parent and its Board of Directors will grant such approvals and take such other actions as are necessary so that such transactions may be consummated as promptly and practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or Law on this Agreement and such transactions.

         Section 6.16 Tax-Free Reorganization Treatment.

                  (a) The Company and Parent shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to take or cause to be taken any action necessary for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither the Company nor Parent shall, nor shall they permit any of their respective Subsidiaries to, take or cause to be taken any action that would prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

                  (b) This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a "plan of reorganization" within the meaning Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each of the Company and Parent shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

                  (c) The parties hereto shall cooperate and use their reasonable efforts in order for the Company to obtain the opinion of Latham & Watkins LLP described in Section 7.02(c) and for Parent to obtain the opinion of Vinson & Elkins L.L.P. described in Section 7.03(c). In connection therewith, Parent and the Company shall deliver to Latham & Watkins LLP and Vinson & Elkins L.L.P. representation letters, dated and executed as of the dates of such opinions, in substantially the form attached to this Agreement as Exhibit C and Exhibit D respectively.

                                  ARTICLE VII.
                              CONDITIONS TO MERGER

         Section 7.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Company Stockholder Approval and Parent Stockholder Approval shall have been obtained.

                  (b) Regulatory Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c) Approvals. Other than the filings provided for by Section
1.02 and Section 7.01(b), all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to file, obtain or occur is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect shall have been filed, been obtained or occurred.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (e) No Injunctions. No Governmental Entity or federal, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (f) NYSE. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (g) Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by Parent of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated hereby or seeking to obtain from the Company or Parent any damages that are material in relation to the Company or Parent, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to dispose of or hold separate any portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger or any other transaction contemplated hereby, and, in each case, if such business or assets relate to the Company or any of its Subsidiaries, such business or assets are material to the financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and if such business or assets relate to Parent or any of its Subsidiaries, such business or assets are material to the financial condition, results of operations or prospects of Parent and its Subsidiaries, taken as a whole, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company and its Subsidiaries or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

         Section 7.02 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by the Company:

                  (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement (except for the representations and warranties contained in Sections 4.02 and 4.03(a)) shall be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect and the representations and warranties of Parent contained in Sections 4.02 and 4.03(a) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                  (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                  (c) Tax Opinion. The Company shall have received a written opinion from Latham & Watkins LLP, counsel to the Company, to the effect that, for federal income Tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Latham & Watkins LLP shall receive and may rely upon representations contained in certificates of Parent and the Company substantially in the forms of Exhibits C and D attached hereto. The opinion referred to in this Section 7.02(c) shall not be waivable after receipt of the Company Stockholder Approval, unless further approval from the Company's stockholders is obtained with appropriate disclosure.

                  (d) Absence of Parent Material Adverse Effect. Since the date of this Agreement, there shall not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

         Section 7.03 Additional Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in Sections 3.02 and 3.03(a)) shall be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect and the representations and warranties of the Company contained in Sections 3.02 and 3.03(a) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). Parent shall have received a certificate signed on behalf of Parent by an executive officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this

Agreement at or prior to the Closing Date; and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                  (c) Tax Opinion. Parent shall have received a written opinion from Vinson & Elkins L.L.P., counsel to Parent, to the effect that, for federal income Tax purposes, the Merger will be qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Vinson & Elkins L.L.P. shall receive and may rely upon representations contained in certificates of Parent and the Company substantially in the forms of Exhibits C and D attached hereto. The opinion referred to in this Section 7.03(c) shall not be waivable after receipt of the Parent Stockholder Approval, unless further approval from Parent's stockholders is obtained with appropriate disclosure.

                  (d) Absence of Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

                                 ARTICLE VIII.
                            TERMINATION AND AMENDMENT

         Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(j), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or the stockholders of Parent:

                  (a) by mutual written consent of the Company and Parent;

                  (b) by either the Company or Parent, if the Merger is not consummated on or before March 15, 2005; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to occur on or before such date;

                  (c) by either the Company or Parent if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (d) by either the Company or Parent, if, (i) at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained; or (ii) at the Parent Stockholders' Meeting (including any adjournment or postponement thereof), the Parent Stockholder Approval shall not have been obtained;

                  (e) by the Company, if (i) the Board of Directors of Parent shall have withdrawn or modified the Parent Recommendation; or (ii) the Board of Directors of Parent shall have recommended to the stockholders of Parent an Acquisition Transaction;

                  (f) by Parent, if (i) the Board of Directors of the Company shall have withdrawn or modified the Company Recommendation; or (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Acquisition Transaction;

                  (g) by the Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, which breach (i) causes the conditions set forth in Sections 7.02(a) or 7.02(b) not to be satisfied, and (ii) shall not have been cured within 20 Business Days following receipt by Parent of written notice of such breach;

                  (h) by Parent, if there has been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach (i) causes the conditions set forth in Sections 7.03(a) or 7.03(b) not to be satisfied, and (ii) shall not have been cured within 20 Business Days following receipt by the Company of written notice of such breach;

                  (i) by Parent, if, prior to receipt of the Parent Stockholder Approval, (i) Parent receives an Acquisition Proposal that is a Superior Proposal, (ii) the Board of Directors of Parent by affirmative vote of a majority of all of its members resolves to accept such Superior Proposal, (iii) Parent shall have given the Company three Business Days' prior written notice of its intention to terminate pursuant to this provision, (iv) such Acquisition Proposal continues to constitute a Superior Proposal after taking into account any revised proposal made by the Company during such three Business Day period and (v) the Board of Directors of Parent concludes in good faith by affirmative vote of a majority of all of its members, following receipt of advice of its outside legal counsel, that the failure to accept such Superior Proposal would result in a breach of its fiduciary duties under applicable Law; provided, however, that such termination shall not be effective until such time as payment of the Parent Termination Fee required by Section 8.03(c)(i) shall have been made by Parent; provided, further, that Parent's right to terminate this Agreement under this Section 8.01(i) shall not be available if Parent breached
Section 6.01 in any material respect in connection with such Superior Proposal;
or

                  (j) by the Company, if, prior to receipt of the Company Stockholder Approval, (i) the Company receives an Acquisition Proposal that is a Superior Proposal, (ii) the Board of Directors of the Company by affirmative vote of a majority of all of its members resolves to accept such Superior Proposal, (iii) the Company shall have given Parent three Business Days' prior written notice of its intention to terminate pursuant to this provision, (iv) such Acquisition Proposal continues to constitute a Superior Proposal after taking into account any revised proposal made by Parent during such three Business Day period and (v) the Board of Directors of the Company concludes in good faith by affirmative vote of a majority of all of its members, following receipt of advice of its outside legal counsel, that the failure to accept such Superior Proposal would result in a breach of its fiduciary duties under applicable Law; provided, however, that such termination shall not be effective until such time as payment of the Company Termination Fee required by Section 8.03(e)(i) shall have been made by the Company; provided, further, that the Company's right to terminate this Agreement under this Section 8.01(j) shall not be available if the Company breached Section 6.01 in any material respect in connection with such Superior Proposal.

         Section 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Company or Parent or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 6.03, 8.02, 8.03 and 9.06; provided that the provisions of the Confidentiality Agreement and Sections 6.03, 8.02, 8.03, 9.06, 9.07, 9.08 and 9.09 of this Agreement shall remain in full force and effect and survive any termination of this Agreement. Nothing in this Section 8.02 shall relieve any party from liability for any knowing or willful misrepresentation or inaccuracy in any of its representations or warranties contained in this Agreement or any knowing or willful breach of any of its covenants or agreements contained in this Agreement.

         Section 8.03 Fees and Expenses.

                  (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that each of the Company and Parent will bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement (including SEC filing fees) or with any other filings required to be made with a Governmental Entity in connection with this Agreement.

                  (b) Parent shall pay the Company up to $5,000,000 as reimbursement for expenses of the Company actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, reasonable fees and expenses of the Company's Representatives, but excluding any discretionary fees paid to such Representatives), upon the termination of this Agreement by the Company pursuant to Section 8.01(g).

                  (c) Upon the earlier to occur of the events described in (i) or all the events described in (ii) below:

                           (i) the termination of this Agreement pursuant to (A)
         Section 8.01(e) or (B) Section 8.01(i); or

                           (ii) if (1) after the date of this Agreement, any person has made an Acquisition Proposal that has been publicly disclosed or any person publicly announces an intention to make an Acquisition Proposal, in each case, involving Parent which has not been publicly withdrawn, (2) this Agreement is terminated pursuant to
         Section 8.01(d)(ii), and (3) (A) within 12 months after the date of such termination, Parent enters into an agreement for any Acquisition Transaction and such Acquisition Transaction is consummated (whether before or after such 12 month period) or (B) within 12 months after the date of such termination, any Acquisition Transaction involving Parent is consummated (for the purposes of this Section 8.03(c)(ii)(3), the term "Acquisition Transaction" shall have the meaning assigned to such term in Section 9.03, except that all references to "20%" shall be changed to "50%");

Parent shall pay to the Company a fee of $75,000,000 (the "Parent Termination Fee").

         Parent's payment of the Parent Termination Fee pursuant to this subsection shall be the sole and exclusive remedy of the Company against Parent and any of its Subsidiaries and their respective Representatives with respect to the occurrences giving rise to such payment. Notwithstanding the foregoing sentence, nothing in this Section 8.03(c) shall relieve Parent from liability for any knowing or willful misrepresentation or inaccuracy in any of its representations or warranties contained in this Agreement or any knowing or willful breach of any of its covenants or agreements contained in this Agreement.

                  (d) The Company shall pay Parent up to $5,000,000 as reimbursement for expenses of Parent actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, reasonable fees and expenses of Parent's Representatives, but excluding any discretionary fees paid to such Representatives), upon the termination of this Agreement by Parent pursuant to Section 8.01(h).

                  (e) Upon the earlier to occur of the events described in (i) or all the events described in (ii) below:

                           (i) the termination of this Agreement pursuant to (A)
         Section 8.01(f) or (B) Section 8.01(j); or

                           (ii) if (1) after the date of this Agreement, any person has made an Acquisition Proposal that has been publicly disclosed or any person publicly announces an intention to make an Acquisition Proposal, in each case, involving the Company which has not been publicly withdrawn, (2) this Agreement is terminated pursuant to
         Section 8.01(d)(i), and (3) (A) within 12 months after the date of such termination, the Company enters into an agreement for any Acquisition Transaction and such Acquisition Transaction is thereafter consummated (whether before or after such 12 month period) or (B) within 12 months after the date of such termination, any Acquisition Transaction involving the Company is consummated (for the purposes of this Section 8.03(e)(ii)(3), the term "Acquisition Transaction" shall have the meaning assigned to such term in Section 9.03, except that all references to "20%" shall be changed to "50%");

the Company shall pay to Parent a fee of $75,000,000 (the "Company Termination Fee").

         The Company's payment of the Company Termination Fee pursuant to this subsection shall be the sole and exclusive remedy of Parent against the Company and any of its Subsidiaries and their respective Representatives with respect to the occurrences giving rise to such payment. Notwithstanding the foregoing sentence, nothing in this Section 8.03(e) shall relieve the Company from liability for any knowing or willful misrepresentation or inaccuracy in any of its representations or warranties contained in this Agreement or any knowing or willful breach of any of its covenants or agreements contained in this Agreement.

                  (f) The expenses and fees, if applicable, payable pursuant to Sections 8.03(b), 8.03(c)(i)(A), 8.03(c)(ii), 8.03(d), 8.03(e)(i)(A) or
8.03(e)(ii) shall be paid within one Business Day after the first to occur of all of the events described in Sections 8.03(b), 8.03(c)(i)(A), 8.03(c)(ii), 8.03(d), 8.03(e)(i)(A) or 8.03(e)(ii). The fees, if applicable, payable pursuant to Sections 8.03(c)(i)(B) and 8.03(e)(i)(B) shall be paid concurrently with the termination of this Agreement. To the extent any expenses and fees shall become payable to a party hereunder, such expense and fees shall be paid by transfer of same-day funds to an account designated by the receiving party.

                  (g) The parties each agree that the agreements contained in
Section 8.03 are integral parts of the transaction contemplated by this Agreement and that, without these agreements, neither the Company nor Parent would enter into this Agreement. Accordingly, if a party fails to promptly pay the other party an amount due under this Section 8.03, such failing party shall pay the costs and expenses of such other party (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or legal action, taken to collect payment, together with interest on the amount of the payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

         Section 8.04 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or the stockholders of Parent, but, after any such approval, no amendment shall be made which by Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE IX.
                                  MISCELLANEOUS

         Section 9.01 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 9.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent, to

                           National-Oilwell, Inc.
                           10000 Richmond Avenue
                           Houston, Texas  77042
                           Attn: General Counsel
                           Telecopy:  (713) 346-7995
                           with a copy to:

                           Vinson & Elkins L.L.P.
                           1001 Fannin Street
                           2300 First City Tower
                           Houston, Texas 77002
                           Attn: James R. Prince, Esq.
                                 Thomas P. Mason, Esq.
                           Telecopy: (713) 758-2346



                  (b)      if to the Company, to

                           Varco International, Inc.
                           2000 W. Sam Houston Parkway South
                           Suite 1700
                           Houston, Texas  77042
                           Attn:  Vice President, Secretary and General Counsel
                           Telecopy:  (281) 953-2404

                           with a copy to:
                           Latham & Watkins LLP
                           650 Town Center Drive, Suite 2000
                           Costa Mesa, CA 92626-1925
                           Attn:  Patrick T. Seaver, Esq.
                                  R. Scott Shean, Esq.
                           Telecopy:  (714) 755-8290

         Section 9.03 Definitions. (a) For purposes of this Agreement:

         "Acquisition Proposal" means any contract, offer or proposal (whether or not in writing and whether or not delivered to the stockholders of the Company or Parent, as the case may be) with respect to a potential or proposed Acquisition Transaction.

         "Acquisition Transaction" with respect to either the Company or Parent, means any (a) merger, consolidation, business combination, or similar transaction involving such party or its Subsidiaries (which Subsidiaries collectively represent 20% or more of the consolidated revenues, net income or assets of such party and its Subsidiaries), (b) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of any business or assets of such party or its Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of such party and its Subsidiaries, (c) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of such party, (d) transaction in which any Person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting capital stock of such party or (e) any combination of the foregoing (in each case, other than the Merger).

         An "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

         "Business Day" means any day, other than (i) a Saturday or a Sunday or
(ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed.

         "Company Material Adverse Effect" means a Material Adverse Effect on the Company.

         "Environmental Law" means any federal, state, local or foreign Law, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, preservation, investigation, remediation or restoration of environmental quality, health and safety, or natural resources, or (B) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

         "Environmental Permits" means any material permit, license, authorization or approval required under applicable Environmental Law.

         "Hazardous Substance" means: (A) any substance that is listed, classified or regulated pursuant to or that could result in liability under any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         "knowledge" of a person, means, with respect to any matter in question, the actual knowledge of any executive officer of such person after inquiry of their respective direct reports.

         "Law" means any statute, law (including common law), ordinance, rule or regulation.

         "Liabilities" mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

         "Liens" means any mortgage, deed of trust, deed to secure debt, title retention agreement, pledge, lien, encumbrance, security interest, conditional or installment sale agreement, charge or other claims of third parties of any kind.

         "Material Adverse Effect" on a person means a material adverse effect on (i) the business, assets, liabilities or obligations, financial condition or results of operations of such person and its Subsidiaries, taken as a whole,
(ii) the ability of such person to perform its obligations under this Agreement or (iii) the ability of such person to consummate the Merger and the other transactions to be performed or consummated by such person hereunder, other than in the case of (i), (ii) or (iii) any state of facts, event, change, effect, development, condition or occurrence relating to (A) the economy in general in the U.S., or in any other country in which such person or any of its subsidiaries has significant operations or sales, which events, changes, effects, developments, conditions or occurrences do not disproportionately affect such person relative to the other participants in the oil field services industry, (B) the oilfield services industry in general in the U.S., or in any other country in which such person or any of its subsidiaries has significant operations or sales, which events, changes, effects, developments, conditions or occurrences do not disproportionately affect such person relative to the other participants in the oilfield services industry, or (C) any change in such person's stock price or trading volume, in and of itself (for the avoidance of doubt this clause (C) shall not preclude either party from asserting that the underlying cause of any such change in stock price or trading volume is a Material Adverse Effect).

         "Parent Material Adverse Effect" means a Material Adverse Effect on Parent.

         A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

         "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         "Superior Proposal" with respect to either the Company or Parent, means any bona fide written proposal made by a third party to acquire substantially all the equity securities or assets of such person (including substantially all of the assets of such person's Subsidiaries), pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all or substantially all of its and its Subsidiaries' assets or otherwise, on terms which the Board of Directors of such person determines in good faith by affirmative vote of a majority of all of its members, after consultation with such person's outside legal counsel and financial advisors and after taking into account all material legal, financial, strategic, regulatory and other aspects of such proposal and the party making such proposal, (i) to be more favorable from a financial point of view to the holders of such person's Common Stock than the Merger, taking into account all the terms and conditions of this Agreement (including any proposal by the other party to this Agreement to amend the terms of the Merger) and (ii) is reasonably likely to be consummated.

         "Tax" or, collectively, "Taxes," means any and all federal, state, local or foreign gross receipts, income, profits, sales, use, value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, social security, license, occupation, business organization, stamp, environmental, property, severance, premium, custom duties, capital stock, disability, registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement, including any schedule or attachment thereto, and including any amendment thereof, relating to Taxes or filed or to be filed with any Tax authority.

         (b) The following are defined elsewhere in this Agreement, as indicated below:

     Affiliate....................................................................   Section 9.03
     Affiliate Agreement...........................................................  Section 6.07
     Agreement.....................................................................  Preamble
     Antitrust Laws................................................................  Section 6.05(b)
     Bankruptcy and Equity Exception...............................................  Section 3.03(a)
     Certificate of Merger.........................................................  Section 1.02
     Certificates..................................................................  Section 2.02(b)
     Change of Recommendation......................................................  Section 6.01(e)
     Closing.......................................................................  Section 1.03
     Closing Date..................................................................  Section 1.03
     Code..........................................................................  Preamble
     Company.......................................................................  Preamble
     Company Balance Sheet.........................................................  Section 3.04(b)
     Company Common Stock..........................................................  Preamble
     Company Designated Directors..................................................  Section 6.14(a)
     Company Disclosure Letter.....................................................  Article III
     Company Employee Plans........................................................  Section 3.13(a)
     Company Material Contract.....................................................  Section 3.10(a)
     Company Material Leases.......................................................  Section 3.08(a)
     Company Intellectual Property.................................................  Section 3.09
     Company Preferred Stock.......................................................  Section 3.02(a)
     Company Recommendation........................................................  Section 3.03(a)
     Company Rights................................................................  Section 2.03
     Company SEC Reports...........................................................  Section 3.04(a)
     Company Stock Options.........................................................  Section 5.01(c)
     Company Stock Plans...........................................................  Section 3.02(a)
     Company Stock Purchase Plan...................................................  Section 3.02(a)
     Company Stock Purchase Right..................................................  Section 6.10(b)
     Company Stockholder Approval..................................................  Section 3.03(a)
     Company Stockholders' Meeting.................................................  Section 3.16
     Company Termination Fee.......................................................  Section 8.03(e)
     Confidentiality Agreement.....................................................  Section 6.01(a)
     Costs.........................................................................  Section 6.11(a)
     D&O Insurance.................................................................  Section 6.11(b)
     DGCL..........................................................................  Preamble
     Effective Time................................................................  Section 1.02
     ERISA.........................................................................  Section 3.13(a)
     Exchange Act..................................................................  Section 3.03(c)
     Exchange Agent................................................................  Section 2.02(a)
     Exchange Fund.................................................................  Section 2.02(a)
     Exchange Ratio................................................................  Section 2.01(b)
     Governmental Entity...........................................................  Section 3.03(c)
     HSR Act.......................................................................  Section 3.03(c)
     Indemnified Parties...........................................................  Section 6.11(a)
     IRS...........................................................................  Section 3.07(c)

     Joint Proxy Statement.........................................................  Section 3.16
     Maximum Premium ..............................................................  Section 6.11(b)
     Merger........................................................................  Preamble
     New Stock Purchase Right......................................................  Section 6.10(b)
     NYSE..........................................................................  Section 2.02(e)
     Order.........................................................................  Section 6.05(b)
     Parent........................................................................  Preamble
     Parent Balance Sheet..........................................................  Section 4.04(b)
     Parent Common Stock...........................................................  Preamble
     Parent Designated Directors...................................................  Section 6.14(a)
     Parent Disclosure Letter......................................................  Article IV
     Parent Employee Plans.........................................................  Section 4.13(a)
     Parent Intellectual Property..................................................  Section 4.09
     Parent Material Contract......................................................  Section 4.10(a)
     Parent Material Leases........................................................  Section 4.08(a)
     Parent Preferred Stock........................................................  Section 4.02(a)
     Parent Recommendation.........................................................  Section 4.03(a)
     Parent SEC Reports............................................................  Section 4.04(a)
     Parent Stockholder Approval...................................................  Section 4.03(a)
     Parent Stockholders' Meeting..................................................  Section 3.16
     Parent Stock Options..........................................................  Section 5.02(c)
     Parent Stock Plans............................................................  Section 4.02(a)
     Parent Termination Fee........................................................  Section 8.03(c)
     Registration Statement........................................................  Section 3.16
     Representatives...............................................................  Section 6.01(a)
     Rights Agreement..............................................................  Section 2.03
     Rule 145......................................................................  Section 6.07
     Sarbanes-Oxley Act............................................................  Section 3.23
     SEC...........................................................................  Section 3.03(c)
     Section 16....................................................................  Section 6.08
     Securities Act................................................................  Section 3.04(a)
     Surviving Corporation.........................................................  Section 1.01

         Section 9.04 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 11, 2004.

         Section 9.05 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.06 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.11 and Section
6.14 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Parent nor the Company makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

         Section 9.07 Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to the Laws that might be applicable under conflicts of Laws principles.

         Section 9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 9.09 Enforcement; Waiver of Jury Trial.

                  (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to the fullest extent permitted by Law to an injunction or injunctions to prevent or restrain breaches, violations, defaults or threatened breaches, violations or defaults of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of Delaware in the State of Delaware, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the state court located in the State of Delaware, and that the Court of Chancery shall be the exclusive jurisdiction in the event any dispute arises out of this Agreement or the Merger, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than the Court of Chancery of Delaware in the State of Delaware. Each of the parties agrees that a final non-appealable judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by Law.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09(b).

         IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          NATIONAL-OILWELL, INC.




                                          By:   /s/ Merrill A. Miller
                                             -----------------------------------
                                             Name:  Merrill A. Miller, Jr.
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer



                                          VARCO INTERNATIONAL, INC.




                                          By:   /s/ John F. Lauletta
                                             -----------------------------------
                                             Name:  John F. Lauletta
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer




                                                                  EXECUTION COPY

                                   SCHEDULE I

                      List of Corporate Executive Officers



Name:                                     Title:
----                                      -----
John F. Lauletta                          Chairman

Merrill A. Miller, Jr.                    President and Chief Executive Officer

Joseph C. Winkler                         Chief Operating Officer